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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2012

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10716 (Commission File Number)	38-2687639 (IRS Employer Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan (Address of principal executive offices)	48304 (Zip Code)

Registrant’s telephone number, including area code (248) 631-5400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2012, TriMas Corporation (the “Company”) entered into an amendment to the Credit Agreement dated as of June 21, 2011 among the Company, TriMas Company LLC, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative and Collateral Agent and J.P. Morgan Securities Inc., as Sole Lead Arranger and Sole Bookrunner (the “Amendment to the Credit Agreement”). Pursuant to the Amendment to the Credit Agreement, the definition of Permitted Acquisition in Section 1.01 is amended to allow the Company to acquire not less than seventy percent (70%) of the Equity Interests in a Person, and the remaining Equity Interests in one or more transactions, provided the Company enter into a definitive purchase agreement on or prior to May 31, 2012, and the aggregate amount of all consideration paid shall not exceed $125,000,000.
The foregoing description of the Amendment to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to the Credit Agreement, which is attached as Exhibit 10.1 hereto and is hereby incorporated into this Item 1.01 by reference.

 Item 9.01  Financial Statements and Exhibits.
 (d)            Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment dated January 13, 2012 to the Credit Agreement dated as of June 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	January 19, 2012	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Vice President, General Counsel and Secretary